UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2005

Novoste Corporation

(Exact name of registrant as specified in its charter)

Florida	0-20727	59-2787476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 International Blvd. Norcross, GA	30093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 717-0904

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 11, 2005, Novoste Corporation (the “Company”) entered into letter agreements with each of Alfred J. Novak, President and Chief Executive Officer, Daniel G. Hall, Vice President, General Counsel and Secretary, and Subhash C. Sarda, Vice President and Chief Financial Officer (collectively, the “Letter Agreements”), which provide as follows:

Letter Agreement with Mr. Novak

The letter agreement with Mr. Novak provides that Mr. Novak will continue to be employed by the Company through March 31, 2006 at which time his employment will terminate, subject to the option of the Company to extend Mr. Novak’s employment through April 30, 2006. During the period of his employment, Mr. Novak will be entitled to receive his base salary at the rate currently in effect and all accompanying benefits of employment. In addition, under the terms of the letter agreement, Mr. Novak will be entitled to receive the following payments and benefits:

•	a payment of $579,200 which was paid on the date of execution of the letter agreement;

•	a payment of $142,300 to be paid on January 2, 2006; provided, however, that if there is a change in the composition of the Company’s board of directors as set forth in the letter agreement (a “Company Board Change”), this payment will be accelerated and paid upon the occurrence of such event (to the extent such payment has not been previously made);

•	payments of $27,375 to be paid at the end of January, February and March 2006, unless Mr. Novak has voluntarily terminated his employment prior to the receipt of such payments without “good reason” as defined in the letter agreement; provided, however, that if there is a Company Board Change, these payments will be accelerated and paid upon the occurrence of such event; and provided further, however, that if Mr. Novak voluntarily terminates his employment without “good reason” prior to March 31, 2006 after his receipt of any such accelerated payments, he must repay to the Company a pro rata portion of such payments based on the number of days prior to March 31, 2006 that his employment terminated;

•	a payment of $18,250 to be paid on April 30, 2006 if the Company elects to extend Mr. Novak’s employment to April 30, 2006;

•	a payment of $30,522 for health insurance benefits to be paid on December 31, 2005;

•	amounts representing the value of Mr. Novak’s vested benefits under the Company’s 401(k) plan, to be paid out in accordance with such plan;

•	continuation of Mr. Novak’s travel and housing arrangements;

•	amounts representing four weeks of accrued but unused personal and vacation time; and

•	unreimbursed business expenses and up to $10,000 to reimburse any reasonable legal expenses incurred by Mr. Novak in connection with the letter agreement.

Pursuant to the letter agreement and subject to the last sentence of this paragraph, Mr. Novak (a) releases the Company from any liabilities or obligations of the Company to Mr. Novak under the Employment Agreement, dated October 8, 2002 (the “Novak Employment Agreement”), between the Company and Mr. Novak (other than for Mr. Novak’s travel and housing benefit) and under the Amended and Restated Termination Agreement, dated May 30, 2003, as amended on May 18, 2005 (the “Novak Termination Agreement”), between the Company and Mr. Novak, and (b) acknowledges that the payments to be made pursuant to the letter agreement represent all consideration that Mr. Novak is entitled to receive from the Company (other than any rights to indemnification to which Mr. Novak may be entitled or Mr. Novak’s travel and housing benefit) and that the letter agreement supersedes in its entirety the Novak Termination Agreement and supersedes the Novak Employment Agreement other than Mr. Novak’s travel and housing benefit and certain specified sections unrelated to compensation. In the event Mr. Novak’s letter agreement with the Company is the subject of any litigation or adversary proceeding that is not initiated by Mr. Novak, the release by Mr. Novak of the Company as described above becomes null and void and Mr. Novak will receive under the Novak Termination Agreement or Novak Employment Agreement, such payments as he is entitled to receive thereunder, offset by certain of the payments described above to the extent such payments have previously been made to Mr. Novak.

Letter Agreement with Mr. Hall

The letter agreement with Mr. Hall provides that Mr. Hall will continue to be employed by the Company through December 31, 2005 at which time his employment will terminate. During such period, Mr. Hall will be entitled to receive his base salary at the rate currently in effect and all accompanying benefits of employment. In addition, under the terms of the letter agreement, Mr. Hall will be entitled to receive the following payments and benefits:

•	a payment of $258,000 which was paid on the date of execution of the letter agreement;

•	a payment of $63,500 to be paid on the later of January 2, 2006 or the date on which Mr. Hall has completed certain agreed upon tasks; provided, however, that if there is a Company Board Change, this payment will be accelerated and paid upon the occurrence of such event (to the extent such payment has not been previously made);

•	a payment of $30,074 for health insurance benefits to be paid on December 31, 2005;

•	amounts representing the value of Mr. Hall’s vested benefits under the Company’s 401(k) plan, to be paid out in accordance with such plan;

•	amounts representing four weeks of accrued but unused personal and vacation time; and

•	unreimbursed business expenses and up to $5,000 to reimburse any reasonable legal expenses incurred by Mr. Hall in connection with the letter agreement.

In the letter agreement, Mr. Hall releases the Company from any liabilities or obligations of the Company to Mr. Hall under the Executive Retention Bonus Agreement dated April 1, 2004, as amended on October 11, 2004, between the Company and Mr. Hall (the “Hall Retention Agreement”) for severance payments and under the Amended and Restated Termination Agreement, dated May 30, 2003, as amended on May 18, 2005, between the Company and Mr. Hall (the “Hall Termination Agreement”). Mr. Hall further acknowledges that the payments to be made pursuant to the letter agreement represent all consideration that Mr. Hall is entitled to receive from the Company (other than any rights to indemnification to which Mr. Hall may be entitled) and that the letter agreement supersedes in its entirety the Hall Termination Agreement and supersedes the Hall Retention Agreement with respect to the Company’s obligation to pay severance.

Letter Agreement with Mr. Sarda

The letter agreement with Mr. Sarda provides that Mr. Sarda will continue to be employed by the Company through February 28, 2006 at which time his employment will terminate, except that Mr. Sarda’s employment may terminate earlier than February 28, 2006 (but not earlier than December 31, 2005) at his election in the event he has secured new employment that requires him to commence employment with such new employer prior to February 28, 2006. During the period of his employment, Mr. Sarda will be entitled to receive his base salary at the rate currently in effect and all accompanying benefits of employment. In addition, under the terms of the letter agreement, Mr. Sarda will be entitled to receive the following payments and benefits:

•	a payment of $242,400 which was paid on the date of execution of the letter agreement;

•	a payment of $59,600 to be paid on the later of January 2, 2006 or the date on which Mr. Sarda has completed certain agreed upon tasks; provided, however, that if there is a Company Board Change, this payment will be accelerated and paid upon the occurrence of such event (to the extent such payment has not been previously made);

•	payments of $15,000 to be paid at the end of January and February 2006, unless Mr. Sarda has voluntarily terminated his employment prior to the receipt of such payments; provided, however, that if there is a Company Board Change, these payments will be accelerated and paid upon the occurrence of such event; and provided further, however, that if Mr. Sarda voluntarily terminates his employment prior to February 28, 2006 after his receipt of any such accelerated payments, he must repay to the Company a pro rata portion of such payments based on the number of days prior to February 28, 2006 that his employment terminated;

•	a payment of $39,963 for health insurance benefits to be paid on December 31, 2005;

•	amounts representing the value of Mr. Sarda’s vested benefits under the Company’s 401(k) plan, to be paid out in accordance with such plan;

•	amounts representing four weeks of accrued but unused personal and vacation time; and

•	unreimbursed business expenses and up to $5,000 to reimburse any reasonable legal expenses incurred by Mr. Sarda in connection with the letter agreement.

In the letter agreement, Mr. Sarda releases the Company from any liabilities or obligations of the Company to Mr. Sarda under the Executive Retention Bonus Agreement dated April 1, 2004, as amended on October 11, 2004, between the Company and Mr. Sarda (the “Sarda Retention Agreement”) for severance payments and under the Amended and Restated Termination Agreement, dated April 23, 2004, as amended on May 18, 2005, between the Company and Mr. Sarda (the “Sarda Termination Agreement”). Mr. Sarda further acknowledges that the payments to be made pursuant to the letter agreement represent all consideration that Mr. Sarda is entitled to receive from the Company (other than any rights to indemnification to which Mr. Sarda may be entitled) and that the letter agreement supersedes in its entirety the Sarda Termination Agreement and supersedes the Sarda Retention Agreement with respect to the Company’s obligation to pay severance.

* * * *

The Company agreed in each of the Letter Agreements that the Novoste Corporation Executive Rabbi Trust created by the Company on May 20, 2005, and subsequently amended on July 15, 2005 (the “Executive Rabbi Trust”), would not be terminated by the Company prior to July 15, 2006. The aggregate payments to be made by the Company pursuant to the Letter Agreements and certain settlement and release agreements also entered into by the Company on November 11, 2005 with six former officers of the Company (the “Additional Release Agreements”) total approximately $1,717,000 (not including ongoing base salary and benefits through the termination of employment with respect to Messrs. Novak, Hall and Sarda). Subject to the satisfaction of certain contingencies, the Company estimates that as a result of the Letter Agreements and the Additional Release Agreements, and the waiver pursuant thereto of certain potential change in control payments, the Executive Rabbi Trust was over-funded in an aggregate amount equal to approximately $1,000,000 (plus an additional $500,000 allocated for legal costs that may be incurred by beneficiaries in obtaining distributions from the Trusts).

Payments made by the Company pursuant to the Letter Agreements are subject to applicable deductions, including without limitation, federal and state withholding.

The above description of the Letter Agreements does not purport to be a complete statement of the parties’ rights and obligations under those agreements. The above description is qualified in its entirety by reference to the Letter Agreements, copies of which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

Item. 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Pursuant to the Letter Agreements described above under Item 1.01, (a) Mr. Novak and the Company agreed that Mr. Novak’s employment with the Company would terminate effective March 31, 2006, subject to a one month extension through April 30, 2006 at the option of the Company, (b) Mr. Hall and the Company agreed that Mr. Hall’s employment with the Company would terminate effective December 31, 2005, and (c) Mr. Sarda and the Company agreed that Mr. Sarda’s employment with the Company would terminate effective February 28, 2006, except that Mr. Sarda’s employment may terminate earlier than February 28, 2006 (but not earlier than December 31, 2005) at his election in the event he has secured new employment that requires him to commence employment prior to February 28, 2006.

Item 8.01. Other Events.

On November 14, 2005, the Company’s board of directors authorized and approved a plan of dissolution pursuant to which the Company would be dissolved and liquidated. The dissolution and liquidation is subject to approval by the Company’s shareholders, and implementation by the board. The board’s recommendation to dissolve and liquidate Novoste was based on:

•	its determination in February 2005 that the Company’s vascular brachytherapy, or VBT, business, which is currently the Company’s only business line, was no longer viable, resulting in the authorization at that time for a staged wind down of the VBT business;

•	the unsuccessful solicitation of shareholders to approve the issuance of shares to permit Novoste to acquire, by merger, ONI Medical Systems, Inc. (“ONI”), and the resulting termination of the merger agreement with ONI;

•	the absence of any other definitive or clear alternative that would provide the opportunity for the Company’s shareholders to receive value for their shares of common stock; and

•	the desire of the board to provide shareholders with an opportunity to liquidate their investment in the Company.

The board believes that no reasonable business alternatives currently exist for the Company. If the Company were to continue in existence, it would continue to incur accounting, legal and other expenses in connection with its required filings with the Securities and Exchange Commission (the “SEC”), and its day-to-day operations. The board has determined that the benefit to the Company’s shareholders of receiving cash pursuant to an orderly liquidation of the Company over time outweighs any potential for future development of a profitable business opportunity by the Company, particularly in view of the board’s extensive efforts to identify and implement strategic and financial alternatives for the company during the past few years.

Assuming the approval by shareholders of the dissolution and liquidation, it is the current intention of the board of directors that the dissolution will be commenced promptly following such approval. However, following the vote, if the board determines that dissolution and liquidation are not in the best interests of the Company and its shareholders, the board may direct that the plan of dissolution be abandoned.

The Company filed a preliminary proxy statement with the SEC on November 15, 2005 that relates to a special meeting of shareholders to consider, among other proposals, the approval of the plan of dissolution, and which further describes the proposal to dissolve and liquidate the Company.

Investors and security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available because they will contain important information. A definitive proxy statement will be sent to each Novoste shareholder. Investors and security holders may obtain (when it is available) a free copy of the definitive proxy statement filed by Novoste with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement also may be obtained for free by directing a request to:

Novoste Corporation

4350 International Blvd

Norcross, GA 30093

Attn: Corporate Secretary

(770) 717-0904

Novoste and its directors and executive officers may be deemed to be participants in the solicitation of proxies of Novoste stockholders to approve the above referenced proposal. Information about the directors and executive officers and their ownership of Novoste common stock is included in Novoste’s proxy statement for its 2005 special meeting in lieu of an annual meeting of stockholders, which it filed with the SEC on August 4, 2005. This document is available free of charge at the SEC’s website at www.sec.gov. and from Novoste as described above.

Item. 9.01. Financial Statements and Exhibits.

(c)	Exhibits

10.1	Letter Agreement, dated as of November 11, 2005, between Novoste Corporation and Alfred J. Novak

10.2	Letter Agreement, dated as of November 11, 2005, between Novoste Corporation and Daniel G. Hall

10.3	Letter Agreement, dated as of November 11, 2005, between Novoste Corporation and Subhash C. Sarda

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVOSTE CORPORATION

By:	/s/ Daniel G. Hall
Daniel G. Hall Vice President, Secretary and General Counsel

Date: November 17, 2005

EXHIBIT INDEX

10.1	Letter Agreement, dated as of November 11, 2005, between Novoste Corporation and Alfred J. Novak

10.2	Letter Agreement, dated as of November 11, 2005, between Novoste Corporation and Daniel G. Hall

10.3	Letter Agreement, dated as of November 11, 2005, between Novoste Corporation and Subhash C. Sarda